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                                                                EXHIBIT 99(d)(5)


                                             FOURTH AMENDMENT TO THE AGREEMENT
                                    AND PLAN OF MERGER (this "AMENDMENT"), dated as of August 21, 2001, by and among DATA RESEARCH ASSOCIATES, INC., a Missouri corporation (the "COMPANY"), SIRSI HOLDINGS CORP., a Delaware corporation ("PARENT") and MCGUIRE ACQUISITION INC., a Delaware corporation ("Purchaser"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement (as defined below).

            WHEREAS, the Company, Parent and Purchaser (collectively, the "PARTIES") are parties to the Agreement and Plan of Merger, dated as of May 16, 2001, as amended as of June 27, 2001, July 13, 2001 and July 24, 2001 (the "ORIGINAL AGREEMENT" and, as amended by this Amendment, the "AGREEMENT"); and

            WHEREAS, the Parties desire to amend the Original Agreement to (a) increase the number of Shares required to be validly tendered and not properly withdrawn in order to satisfy the minimum condition, (b) eliminate the obligation of Purchaser to provide for a subsequent offering period, (c) eliminate the limitation on Parent's and Purchaser's liability if Purchaser fails to obtain the financing contemplated by the Financing Letter and (d) eliminate the Company's obligation to provide a subordinated loan upon consummation of the Offer.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. CONSENT.

            Pursuant to Section 2.1(a) of the Original Agreement, the Company hereby approves any amendments or supplements to the Offer in connection with the execution and delivery of this Amendment.

      SECTION 2. MINIMUM CONDITION.

            (a) The definition of "Minimum Condition" contained in Section 1.1 of the Original Agreement shall be deleted in its entirety and replaced with the following:

           "MINIMUM CONDITION" means the condition that, pursuant to the Offer, there shall have been validly tendered and not withdrawn prior to the expiration of the Offer, not less than that number of Shares which, together with the Shares owned by Parent and Purchaser on the date hereof, constitutes at least ninety percent (90%) of the outstanding Shares."

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            (b) Section 2.1(a) of the Original Agreement is hereby amended by the deleting the last sentence thereof in its entirety.

      SECTION 3. PARENT TERMINATION FEE.

            (a) Section 8.1(b)(i) of the Original Agreement shall be deleted in its entirety and shall be replaced by the following:

            "(i) if the Offer shall have expired without any Shares being purchased pursuant to the Offer; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 8.1(B)(I) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Purchaser to purchase the Shares pursuant to the Offer on or prior to such date;"

            (b) Section 8.2 of the Original Agreement shall be deleted in its entirety and shall be replaced by the following:

           "EFFECT OF TERMINATION.

            In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no Liability on the part of Parent, Purchaser or the Company except (a) nothing contained herein shall relieve Purchaser, Parent or the Company of any Liability for any breach of any representation, warranty or covenant occurring prior to such termination and (b) as set forth in SECTIONS 6.2 and 9.1. Notwithstanding anything in this Agreement to the contrary, ARTICLE IX shall survive the termination of this Agreement."

            (c) Section 9.1(c) of the Original Agreement is hereby deleted in its entirety.

      SECTION 4. SUBORDINATED LOAN. Section 6.16 of the Original Agreement is hereby deleted in its entirety.

      SECTION 5. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, each of the terms and provisions of the Original Agreement shall remain in full force and effect in accordance with their terms. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Agreement or any of the documents referred to therein. Whenever the Agreement is referred to herein in any other agreements, documents and instruments, such reference shall be to the Agreement as amended hereby.

      SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each Party hereby represents and warrants: (i) the execution, delivery and performance of this Amendment is within its


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corporate power, has been duly authorized by all necessary action and is not in contravention of any of its organizational documents; (ii) this Amendment has been duly executed and delivered by such Party; and (iii) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

      SECTION 7. FURTHER ASSURANCES. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and documents and to take all such actions, in each case as may be necessary or proper to carry out the provisions and purposes of this Amendment.

      SECTION 8. NOTICES. All notices or other communications pursuant to this Amendment shall be in writing and shall be deemed to be sufficient if delivered to those individuals and in the manner specified in Section 9.4 of the Agreement.

      SECTION 9. COUNTERPARTS AND FACSIMILE EXECUTION; EFFECTIVENESS. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Amendment by such party.

      SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                                    * * * * *


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            IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment as of the date first written above.

                                    DATA RESEARCH ASSOCIATES, INC.


                                    By   /s/ Katharine W. Kilper
                                         -------------------------------------
                                         Name:  Katharine W. Kilper
                                         Title: Vice President and Chief
                                                Financial Officer


                                    MCGUIRE ACQUISITION INC.


                                    By   /s/ Patrick Sommers
                                         -------------------------------------
                                         Name:  Patrick Sommers
                                         Title: President and Chief Executive
                                                Officer


                                    SIRSI HOLDINGS CORP.


                                    By   /s/ Patrick Sommers
                                         -------------------------------------
                                         Name:  Patrick Sommers
                                         Title: President and Chief Executive
                                                Officer




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